EXHIBIT 99.2
[LETTERHEAD OF CREDIT SUISSE SECURITIES (USA) LLC]
Board of Directors
Compagnie Générale de Géophysique
Tour Maine Montparnasse
33 avenue du Maine
75755 Paris cedex 15
France
Members of the Board:
We hereby consent to the inclusion of our opinion letter, dated September 4, 2006, to the Board of Directors of Compagnie Générale de Géophysique (“CGG”) as Annex C to, and reference thereto under the captions “SUMMARY — Opinions of Financial Advisors — Opinion of CGG’s Financial Advisors — Credit Suisse” and “THE MERGER — Opinions of CGG’s Financial Advisors — Opinion of Credit Suisse” in, the proxy statement/prospectus relating to the proposed merger involving CGG and Veritas DGC Inc., which forms a part of the Registration Statement on Form F-4 of CGG. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
/s/ Credit Suisse Securities (USA) LLC

CREDIT SUISSE SECURITIES (USA) LLC
October 16, 2006